UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

Lifeward Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Donald Lynch Blvd. Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:	Trading symbol	Name of each exchange on which registered
Ordinary Shares, par value NIS 1.75	LFWD	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On February 19, 2025, Lifeward Ltd. (the “Company”) issued a press release containing its preliminary revenue results of approximately $25.7 million for the year ended December 31, 2024 and its preliminary annual U.S. GAAP operating expenses of approximately $33.4 million, including about $5.7 million in restructuring and impairment expenses. These unaudited, preliminary amounts have been prepared by and are the responsibility of management. These amounts are based upon information available to management as of the date of this Current Report on Form 8-K and subject to completion of customary year-end financial close processes that could result in changes to the amounts. Furthermore, these amounts do not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2024. The Company’s independent registered public accounting firm, Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (“EY”), has not audited, reviewed, compiled or performed any procedures with respect to these preliminary financial results and, accordingly, EY does not express an opinion or any other form of assurance with respect thereto. The Company’s actual results for the year ended December 31, 2024 will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and may differ materially from the above estimate.

The information disclosed in this Item 2.02 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On February 19, 2025, the Company announced that Larry Jasinski will step down as the Chief Executive Officer of the Company and member of the Board of Directors of the Company (the “Board”), by the end of the second quarter of 2025. Mr. Jasinski will continue to serve in his existing roles through the second quarter of 2025 to assist with a transition to a successor. Pursuant to notice delivered by the Board on February 18, 2025, Mr. Jasinski’s departure will be treated as a termination without cause pursuant to the terms of Mr. Jasinski’s existing employment agreement with the Company. The Company intends to enter into a separation agreement with Mr. Jasinski prior to his departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.

Dated: February 20, 2025	By:	/s/ Mike Lawless
	Name:	Mike Lawless
	Title:	Chief Financial Officer